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                                                                    EXHIBIT 99.1

                                     PROXY
                        FIRST COMMERCE BANCSHARES, INC.
[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                        SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints John C. Osborne and Richard Schmoker proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of Class A and Class B Common Stock of First Commerce Bancshares, Inc. held of record by the undersigned on April 14, 2000 with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be held June 9, 2000 or any adjournment thereof.

  The proxies are authorized to vote in their discretion on any other matters that may properly come before the meeting.

                  PLEASE VOTE ALL CLASSES OF SHARES YOU OWN.


Class A Shares
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 For             Against               Abstain
 [_]               [_]                   [_]

1. Proposal to approve the Amended and Restated Agreement and Plan of Reorganization, entered into as of the 1st day of February, 2000, and amended and restated as of April 14, 2000, but effective as of February 1, 2000, by and among First Commerce, Wells Fargo & Company ("Wells Fargo"), First National Bank and Trust Co. of Kearney, The Overland National Bank of Grand Island, Western Nebraska National Bank and The First National Bank of West Point and a related Agreement and Plan of Merger, dated as of ___________________, 2000, by and between First Commerce and Wells FCBI Merger Co., a wholly-owned subsidiary of Wells Fargo, included as Exhibit A-1 to the Agreement and Plan of Merger (collectively, the "Merger Agreement") and the transactions contemplated by the Merger Agreement.

Class B Shares
--------------

 For             Against               Abstain
 [_]               [_]                   [_]

1. Proposal to approve the Merger Agreement and the transactions contemplated by the Merger Agreement.


  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT. IF YOU OWN BOTH CLASSES OF SHARES AND GIVE DIRECTION FOR VOTING ONLY ONE CLASS, THIS PROXY WILL BE VOTED IN THE SAME MANNER FOR BOTH CLASSES.


Please be sure to sign and date this Proxy in the box below.

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Date

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Stockholder sign above     Co-holder (if any) sign above


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   Detach above card, sign, date and mail in postage paid envelope provided.
                       (FIRST COMMERCE BANCSHARES, INC.)

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  Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

            PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                              USING THE ENCLOSED ENVELOPE.
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